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                                                                     EXHIBIT 11.

                      NORWEST CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

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
                                           YEAR ENDED DECEMBER 31
                                  --------------------------------------------
                                    1994     1993     1992     1991     1990
                                  --------  -------  -------  -------  -------
                                   IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
PRIMARY:
Weighted average number of
 common shares outstanding......   312,971  304,871  300,902  295,168  279,967
Net effect of assumed exercise
 of stock options based on
 treasury stock method using
 average market price...........     2,121    2,855    2,525    2,147    1,129
                                  --------  -------  -------  -------  -------
                                   315,092  307,726  303,427  297,315  281,096
                                  ========  =======  =======  =======  =======
Income before cumulative effect
 of a change in accounting for
 postretirement medical
 benefits.......................  $800,415  613,096  469,914  418,282  169,331
Less dividends accrued on
 preferred stock................   (27,915) (31,170) (32,219) (21,409)  (3,225)
                                  --------  -------  -------  -------  -------
Income before cumulative effect
 of a change in accounting for
 postretirement medical
 benefits, as adjusted..........   772,500  581,926  437,695  396,873  166,106
Cumulative effect of a change in
 accounting for postretirement
 medical benefits...............       --       --   (75,974)     --       --
                                  --------  -------  -------  -------  -------
Net income, as adjusted.........  $772,500  581,926  361,721  396,873  166,106
                                  ========  =======  =======  =======  =======
Income per share before
 cumulative effect of a change
 in accounting for
 postretirement medical
 benefits.......................  $   2.45     1.89     1.44     1.33     0.59
Net income per share............  $   2.45     1.89     1.19     1.33     0.59
FULLY DILUTED:
Weighted average number of
 common shares outstanding......   312,971  304,871  300,902  295,168  279,967
Net effect of assumed exercise
 of stock options based on
 treasury stock method using
 average market price or period-
 end market price, whichever is
 higher.........................     2,154    2,843    3,389    3,145    1,313
Assumed conversion of 6 3/4%
 convertible subordinated
 debentures due 2003 and 12%
 convertible notes due 1993 as
 of the beginning of the period.        47       73    1,206    1,722    2,032
Assumed conversion of preferred
 stock..........................    12,626   16,036   16,926    6,717      --
                                  --------  -------  -------  -------  -------
                                   327,798  323,823  322,423  306,752  283,312
                                  ========  =======  =======  =======  =======
Income before cumulative effect
 of a change in accounting for
 postretirement medical
 benefits.......................  $800,415  613,096  469,914  418,282  169,331
Less dividends accrued on
 preferred stock................   (11,903) (12,182) (12,472) (13,494)  (3,225)
Add interest and amortization of
 debt expense, net of income tax
 effect, for 6 3/4% convertible
 subordinated debentures due
 2003 and 12% convertible notes
 due 1993.......................        10       16      699      869      938
                                  --------  -------  -------  -------  -------
Income before cumulative effect
 of a change in accounting for
 postretirement medical
 benefits, as adjusted..........   788,522  600,930  458,141  405,657  167,044
Cumulative effect of a change in
 accounting for postretirement
 medical benefits...............       --       --   (75,974)     --       --
                                  --------  -------  -------  -------  -------
Net income, as adjusted.........  $788,522  600,930  382,167  405,657  167,044
                                  ========  =======  =======  =======  =======
Income per share before
 cumulative effect of a change
 in accounting for
 postretirement medical
 benefits.......................  $   2.41     1.86     1.42     1.32     0.59
Net income per share............  $   2.41     1.86     1.19     1.32     0.59
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